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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34552, 333-91737, 333-52012, 333-49842 and 333-45486)
pertaining to the 1996 Stock Option Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, Entera, Inc. 1999 Equity Incentive Plan, Entera, Inc. 2000 Equity Incentive Plan, SpringBank Networks, Inc. 2000 Stock Incentive Plan, Shares Acquired Under Written Compensation Agreements, and Options Granted Under Written Compensation Agreements of CacheFlow Inc. and the Registration Statement (Form S-3 No. 333-55744) and in the related prospectus of CacheFlow Inc. for the registration of 222,287 common shares of our report dated May 14, 2000 (except for Note 17 as to which the date is June 29, 2001), with respect to the consolidated financial statements and schedule of CacheFlow Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2001.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
July 10, 2001